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                                                                    EXHIBIT 99.5



                        INSTRUCTION TO REGISTERED HOLDER


                             FROM BENEFICIAL OWNER


                                       OF


                           2.875% NOTES DUE 2008; AND


                             4.250% NOTES DUE 2013


                                       OF


                       AMERICAN INTERNATIONAL GROUP, INC.



                              TO DTC PARTICIPANT:



     The undersigned hereby acknowledges receipt of the Prospectus dated
          , 2004 (the "Prospectus") of American International Group, Inc. (the "Company"), and accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of 2.875% Notes Due 2008 (the "New 5-Year Notes") and 4.250% Notes Due 2013 (the "New 10-Year Notes" and, together with the New 5-Year Notes, the "New Notes") of the Company for each $1,000 principal amount of outstanding 2.875% Notes Due 2008 (the "Old 5-Year Notes") and 4.250% Notes Due 2013 (the "Old 10-Year Notes" and, together with the Old 5-Year Notes, the "Old Notes") of the Company. Capitalized terms used but not defined have the meanings assigned to them in the Prospectus.



     This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.



     The aggregate face amount of the Old 5-Year Notes held by you for the account of the undersigned is (fill in amount):



                        $           of Old 5-Year Notes



                        $          of Old 10-Year Notes



     With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):



[ ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):



                        $          of Old 5-Year Notes*



                        $          of Old 10-Year Notes*



                                       or



[ ]  NOT to TENDER any Old Notes held by you for the account of the undersigned.

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* New Notes and the untendered portion of Old Notes must be in minimum denominations of integral multiples of $1,000.



     If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the

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Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a secondary resale transaction of the New Notes acquired by such person and
(y) cannot rely on the position of the staff of the Securities and Exchange Commission (the "Commission") set forth in Morgan Stanley & Co. Incorporated no action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement and (v) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an "affiliate" of the Company, as defined under Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



                                   SIGN HERE


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                            SIGNATURE(S) OF OWNER(S)



Date:

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Name(s):

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                                 (PLEASE PRINT)



Capacity (Full Title):

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Address:

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                               (INCLUDE ZIP CODE)



Area Code and Telephone Number:

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Tax Identification or Social Security Number(s):

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